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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 17, 2005

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                            SonomaWest Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
               Delaware                              000-01912                             94-1069729
     (State or other jurisdiction             (Commission File Number)                    (IRS Employer
          of incorporation)                                                            Identification No.)

                2064 Highway 116 North
                Sebastopol, California                                               95472
       (Address of Principal Executive Offices)                                    (Zip Code)

       Registrant's telephone number, including area code: (707) 824-2534

                                      Same
         (Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

At the SonomaWest Holdings, Inc. ("SonomaWest" or the "Company") Annual Meeting of Stockholders, held on November 17, 2005, two matters were submitted to vote of the shareholders: (i) the election of directors; and (ii) the ratification of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 2006.

     (i) With respect to the election of directors, three nominees (constituting all of the Company's nominees for election) were elected. Walker R. Stapleton was elected with 563,580 shares voting for and 3,026 shares withheld. David J. Bugatto was elected with 564,530 shares voting for and 2,076 shares withheld. Fredric Selinger was elected with 566,106 shares voting for and no shares withheld. There were 600 shares abstaining with respect to each of the director nominees.

     (ii) With respect to the ratification of Grant Thornton LLP as SonomaWest's independent auditors for the fiscal year ending June 30, 2006, 563,580 shares voted in favor, 3,026 shares voted against and 600 shares abstained.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SONOMAWEST HOLDINGS, INC.

Date: November 22, 2005                          By:   /s/ Walker R. Stapleton
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                                                       Walker R. Stapleton
                                                       Chief Executive Officer